Exhibit 99.1

EVO Reports Third Quarter 2021 Results

ATLANTA--(BUSINESS WIRE)--November 3, 2021--EVO Payments, Inc. (NASDAQ: EVOP) (“EVO” or the “Company”) today announced its third quarter 2021 financial results. For the quarter ended September 30, 2021, reported revenue was $135.0 million compared to $117.0 million in the prior year, an increase of 15%. On a currency neutral basis, revenue for the quarter increased 14%. On a GAAP basis for the quarter, net income was $7.1 million compared to $14.6 million in the prior year, which includes a $1.3 million loss and $15.8 million gain on investment in equity securities, respectively. Adjusted EBITDA increased 27% to $51.4 million for the quarter, and on a currency neutral basis, adjusted EBITDA increased 25%.

For the nine months ended September 30, 2021, reported revenue was $363.5 million compared to $322.4 million in the prior year, an increase of 13%. On a currency neutral basis, revenue for the nine months ended September 30, 2021 increased 10%. On a GAAP basis for the nine months ended September 30, 2021, net income was $11.1 million compared to a net loss of $8.0 million in the prior year, which includes a $1.0 million gain and $15.8 million gain on investment in equity securities, respectively. Adjusted EBITDA increased 25% to $127.9 million for the nine months ended September 30, 2021, and on a currency neutral basis, adjusted EBITDA increased 22%.

“Our strong financial performance this quarter reflects the increase in economic activity across our markets coupled with our solid sales execution in both our tech-enabled and bank referral channels,” said James G. Kelly, Chief Executive Officer of EVO. “The Company delivered strong revenue and adjusted EBITDA growth compared to the prior year period and the third quarter of 2019 as we continued to grow our merchant portfolio and expand market share in both the Americas and Europe, leveraging our proprietary capabilities and recent M&A transactions.”

Outlook

We now expect 2021 full-year revenue to range from $496 million to $498 million, representing growth of 13% to 14% over 2020 results. On a GAAP basis, net income is expected to range from $17 million to $29 million compared to a net loss of $4 million in 2020. Adjusted EBITDA is expected to range from $175 million to $179 million, reflecting growth of 20% to 22% over 2020 adjusted EBITDA. The adjusted EBITDA margin is expected to range from 35.3% to 35.9%, reflecting expansion of 200 to 250 basis points over the 2020 adjusted EBITDA margin.

Conference Call

EVO’s executive management team will host a conference call beginning at 8:00 a.m. Eastern Time on Wednesday, November 3, 2021 to discuss the financial results and business highlights. All interested parties may access the conference call webcast via the investor relations section of the Company’s website at www.evopayments.com; or participants may dial (888) 550-5460 inside the U.S. and Canada and (646) 960-0831 outside the U.S. and Canada to listen. The conference ID number is 7602681. A replay of the conference call webcast will be archived on the Company's investor relations website following the call.

Additional Resources

To assist in understanding the impact COVID-19 is having on our business, the Company has posted a summary of its recent payment volume trends on its investor relations website at https://investor.evopayments.com/3Q21paymentvolume.

Forward-Looking Statements

This release and the accompanying earnings conference call contain statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are often identified by words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current beliefs, assumptions, estimates, and expectations, taking into account the information currently available to us, and are not guarantees of future results or performance. Forward-looking statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following: (1) the continuing uncertainties regarding the ultimate scope and trajectory of the COVID-19 pandemic (including its variant strains) on our business and our merchants, including the impact of social distancing, shelter-in-place, shutdowns of non-essential businesses and similar measures imposed or undertaken by governments; (2) our ability to anticipate and respond to changing industry trends and the needs and preferences of our customers and consumers; (3) the impact of substantial and increasingly intense competition; (4) the impact of changes in the competitive landscape, including disintermediation from other participants in the payments chain; (5) the effects of global economic, political, market, health and other conditions, including the continuing impact of the COVID-19 pandemic; (6) our compliance with governmental regulations and other legal obligations, particularly related to privacy, data protection, information security, and consumer protection laws; (7) our ability to protect our systems and data from continually evolving cybersecurity risks or other technological risks; (8) failures in our processing systems, software defects, computer viruses, and development delays; (9) degradation of the quality of the products and services we offer, including support services; (10) risks associated with our ability to successfully complete, integrate and realize the expected benefits of acquisitions; (11) continued consolidation in the banking and payment services industries, including the impact of the combination of Banco Popular and Grupo Santander and the related bank branch consolidation; (12) increased customer, referral partner, or sales partner attrition; (13) the incurrence of chargebacks; (14) failure to maintain or collect reimbursements; (15) fraud by merchants or others; (16) the failure of our third-party vendors to fulfill their obligations; (17) failure to maintain merchant and sales relationships or financial institution alliances; (18) ineffective risk management policies and procedures; (19) our inability to retain smaller-sized merchants and the impact of economic fluctuations on such merchants, (20) damage to our reputation, or the reputation of our partners; (21) seasonality and volatility; (22) our inability to recruit, retain and develop qualified personnel; (23) geopolitical and other risks associated with our operations outside of the United States; (24) any decline in the use of cards as a payment mechanism or other adverse developments with respect to the card industry in general; (25) increases in card network fees; (26) failure to comply with card networks requirements; (27) a requirement to purchase the equity interests of our eService subsidiary in Poland held by our JV partner; (28) changes in foreign currency exchange rates; (29) future impairment charges; (30) risks relating to our indebtedness, including our ability to raise additional capital to fund our operations on economized terms or at all and exposure to interest rate risks; (31) the planned phase out of LIBOR and the transition to other benchmarks; (32) restrictions imposed by our credit facilities and outstanding indebtedness; (33) participation in accelerated funding programs; (34) failure to enforce and protect our intellectual property rights; (35) failure to comply with, or changes in, laws, regulations and enforcement activities, including those relating to corruption, anti-money laundering, data privacy, and financial institutions; (36) impact of new or revised tax regulations; (37) legal proceedings; (38) our dependence on distributions from EVO Investco LLC to pay our taxes and expenses, including certain payments to the Continuing LLC Owners (as defined in our public filings) and, in the event that any tax benefits are disallowed, our inability to be reimbursed for payments made to the Continuing LLC Owners; (39) our organizational structure, including benefits available to the Continuing LLC Owners that are not available to holders of our Class A common stock to the same extent; (40) the risk that we could be deemed an investment company under the Investment Company Act of 1940, as amended; (41) the significant influence the Continuing LLC Owners continue to have over us, including control over decisions that require the approval of stockholders; (42) certain provisions of Delaware law and antitakeover provisions in our organizational documents could delay or prevent a change of control; (43) certain provisions in our organizational documents, including those that provide Delaware as the exclusive forum for litigation matters and that renounce the doctrine of corporate opportunity; (44) our ability to maintain effective internal control over financial reporting and disclosure controls and procedures; (45) changes in our stock price, including relating to downgrades, analyst reports, and future sales by us or by existing stockholders; and (46) the other risks and uncertainties included from time to time in our filings with the SEC, including those listed under “Risk Factors” contained in Part I of our Annual Report on Form 10-K for the year ended December 31, 2020.

We qualify any forward-looking statements entirely by the cautionary factors listed above, among others. Other risks, uncertainties and factors, not listed above, could also cause our actual results to differ materially from those projected in any forward-looking statements we make. We assume no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP financial measures

EVO Payments, Inc. has supplemented revenue, segment profit, net income (loss), earnings per share information and weighted average common shares determined in accordance with GAAP by providing these and other measures on an adjusted basis in this release. The non-GAAP financial measures presented herein should not be considered in isolation of, as a substitute for, or superior to, financial information prepared in accordance with GAAP, and such measures may not be comparable to those reported by other companies. Management uses these adjusted financial performance measures for financial and operational decision making and as a means to facilitate period-to-period comparisons. Management also uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. The Company believes that these adjusted measures provide useful information to investors about the Company’s ongoing underlying operating performance and enhance the overall understanding of financial performance of the Company’s core business by presenting the Company’s results without giving effect to non-operational items such as equity-based compensation and costs related to transition, acquisition and integration matters, and giving effect to a normalized effective tax rate for the Company. This release also contains information on various financial measures presented on a currency-neutral basis. The Company believes these currency-neutral measures provide useful information to investors about the Company’s performance by excluding fluctuations caused solely by movements in currency exchange rates in the non-U.S. jurisdictions where the Company operates. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure are included in the schedules to this release.

Among other non-GAAP financial measures presented, this release contains a presentation of our adjusted EBITDA and adjusted net income, and adjusted net income per share information. These measures do not purport to be an alternative to cash flows from operating activities as a measure of liquidity, and are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as tax payments and, in the case of adjusted EBITDA, interest payments and debt service requirements. Further, adjusted EBITDA does not purport to be an alternative to net income as a measure of operating performance. These measures, or measures similar to them, are frequently used by analysts, investors and other interested parties to evaluate companies in the industry. Adjusted EBITDA is defined as net income (loss) before provision for income taxes, net interest expense, and depreciation and amortization, excluding the impact of net income attributable to non-controlling interests in consolidated entities (including related depreciation and amortization and income taxes), share-based compensation, gain (loss) on investment in equity securities, and transition, acquisition and integration costs.

Adjusted net income is defined as net income (loss) adjusted to exclude income taxes, the impact of net income attributable to non-controlling interests in consolidated entities (including related depreciation and amortization and income taxes), share-based compensation, gain (loss) on investment in equity securities, transition, acquisition and integration costs, and amortization of acquisition intangibles and subsequently adjusted to give effect to a normalized tax rate for the Company.

The calculation of adjusted EBITDA and adjusted net income have limitations as analytical tools, including: (a) they do not reflect the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments; (b) they do not reflect changes in, or cash requirements for, the Company’s working capital needs; (c) in the case of adjusted EBITDA, it does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on the Company’s indebtedness; (d) they do not reflect the Company’s tax expense or the cash requirements to pay the Company’s taxes; and (e) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements.

Adjusted net income per share is defined as adjusted net income divided by pro forma weighted average shares. On May 25, 2021, all 32,163,538 outstanding shares of Class B common stock were automatically cancelled for no consideration and each outstanding share of the Company’s Class C common stock was automatically converted into one share of Class D common stock. Prior to May 25, 2021, pro forma weighted average shares is defined as GAAP common weighted average shares (equal to our weighted average Class A common shares) plus weighted average Class B common shares, weighted average Class C common shares, weighted average Class D common shares, dilutive equity awards measured under the treasury stock method, and weighted average preferred shares (including paid-in-kind dividends). Following May 25, 2021, pro forma weighted average shares is defined as GAAP common weighted average shares (equal to our weighted average Class A common shares) plus weighted average Blueapple common shares (formerly Class B common shares), weighted average Class D common shares (which include converted weighted average Class C common shares), dilutive equity awards measured under the treasury stock method, and weighted average preferred shares (including paid-in-kind dividends). Weighted average preferred shares is defined as the weighted average shares of Class A common stock issuable upon a voluntary conversion of the Company’s Series A convertible preferred stock by its holder. Blueapple common shares (formerly Class B common shares) is defined as the weighted average Class A common shares issuable upon the exercise by Blueapple, Inc., a Delaware corporation which is controlled by entities affiliated with the Company’s founder and Chairman of the board of directors (“Blueapple”), of its right to cause the Company to use its commercially reasonable best efforts to pursue a public offering of up to 32,163,538 Class A common shares and use the net proceeds therefrom to purchase an equivalent number of the units of EVO Investco, LLC held by Blueapple.

Net Debt to LTM Adjusted EBITDA ratio is a non-GAAP measure defined as total long-term debt less available cash (cash on the balance sheet less certain merchant settlement account balances and merchant reserves) divided by the trailing twelve month Adjusted EBITDA. This ratio is frequently used by investors, and management believes this measure provides relevant and useful information.

About EVO Payments, Inc.

EVO Payments, Inc. (NASDAQ: EVOP) is a leading payment technology and services provider. EVO offers an array of innovative, reliable, and secure payment solutions to merchants ranging from small and mid-size enterprises to multinational companies and organizations across the globe. As a fully integrated merchant acquirer and payment processor in over 50 markets and 150 currencies worldwide, EVO provides competitive solutions that promote business growth, increase customer loyalty, and enhance data security in the international markets it serves.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 1 - Condensed Consolidated Statements of Operations (unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% change	2021	2020	% change

Revenue	$135,041	$116,976	15%	$363,456	$322,428	13%
Operating expenses:
Cost of services and products	19,121	20,693	(8%)	54,276	63,034	(14%)
Selling, general and administrative	71,982	64,668	11%	198,050	191,579	3%
Depreciation and amortization	21,941	22,167	(1%)	63,562	64,116	(1%)
Impairment of intangible assets	-	-	-	-	782	NM
Total operating expenses	113,044	107,528	5%	315,888	319,511	(1%)
Income from operations	21,997	9,448	133%	47,568	2,917	1531%
Other (expense) income:
Interest income	454	226	101%	1,024	857	19%
Interest expense	(6,123)	(6,717)	9%	(18,282)	(23,916)	24%
Income (loss) from investment in unconsolidated investees	94	95	(1%)	(17)	310	NM
(Loss) gain on investment in equity securities	(1,298)	15,750	NM	968	15,750	(94%)
Other income (expense), net	285	2,558	(89%)	(323)	753	NM
Total other (expense) income	(6,588)	11,912	NM	(16,630)	(6,246)	(166%)
Income (loss) before income taxes	15,409	21,360	(28%)	30,938	(3,329)	NM
Income tax expense	(8,284)	(6,775)	(22%)	(19,859)	(4,699)	(323%)
Net income (loss)	7,125	14,585	(51%)	11,079	(8,028)	NM
Less: Net income attributable to non-controlling interests in consolidated entities	3,259	3,556	(8%)	6,484	5,644	15%
Less: Net income (loss) attributable to non-controlling interests of EVO Investco, LLC	1,396	5,190	(73%)	(196)	(10,932)	98%
Net income (loss) attributable to EVO Payments, Inc.	2,470	5,839	(58%)	4,791	(2,740)	NM
Less: Accrual of redeemable preferred stock paid-in-kind dividends	2,511	2,360	6%	7,338	4,131	78%
Net (loss) income attributable to Class A common stock	$(41)	$3,479	NM	$(2,547)	$(6,871)	63%

Earnings per share
Basic	($0.00)	$0.07		($0.05)	($0.17)
Diluted	($0.00)	$0.07		($0.05)	($0.17)
Weighted average Class A common stock outstanding
Basic	47,380,034	41,675,929		46,979,057	41,445,566
Diluted	47,380,034	42,636,616		46,979,057	41,445,566

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 2 - Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except share data)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$415,894	$418,439
Accounts receivable, net	13,503	17,052
Other receivables	16,790	20,128
Due from related parties	587	625
Inventory	4,400	5,221
Settlement processing assets	333,476	285,705
Other current assets	15,611	14,659
Total current assets	800,261	761,829
Equipment and improvements, net	70,905	83,606
Goodwill, net	388,004	383,108
Intangible assets, net	197,777	217,077
Investment in unconsolidated investees	446	839
Deferred tax assets	233,801	234,749
Operating lease right-of-use assets	28,953	35,124
Investment in equity securities, at fair value	26,129	25,526
Other assets	18,209	15,863
Total assets	$1,764,485	$1,757,721

Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
Settlement lines of credit	$12,058	$13,718
Current portion of long-term debt	4,628	4,628
Accounts payable	8,401	9,482
Accrued expenses	113,885	113,127
Settlement processing obligations	450,004	446,344
Current portion of operating lease liabilities, inclusive of related party liability of $1.3 million and $1.1 million at September 30, 2021 and December 31, 2020, respectively	6,815	6,614
Due to related parties	3,194	5,124
Total current liabilities	598,985	599,037
Long-term debt, net of current portion	576,157	579,162
Due to related parties	185	185
Deferred tax liabilities	22,105	13,957
Tax receivable agreement obligations, inclusive of related party liability of $165.3 million and $164.3 million at September 30, 2021 and December 31, 2020, respectively	175,749	173,890
ISO reserves	2,843	2,942
Operating lease liabilities, net of current portion, inclusive of related party liability of $1.4 million and $2.2 million at September 30, 2021 and December 31, 2020, respectively	23,976	30,968
Other long-term liabilities	8,181	7,047
Total liabilities	1,408,181	1,407,188
Commitments and contingencies
Redeemable non-controlling interests	946,692	1,055,633
Redeemable preferred stock (par value, $0.0001 per share), Authorized, Issued and Outstanding – 152,250 shares at September 30, 2021 and December 31, 2020. Liquidation preference: $165,802 and $158,647 at September 30, 2021 and December 31, 2020, respectively	161,456	154,118
Shareholders' equity (deficit):
Class A common stock (par value $0.0001), Authorized - 200,000,000 shares, Issued and Outstanding - 47,423,964 and 46,401,607 shares at September 30, 2021 and December 31, 2020, respectively	5	5
Class B common stock (par value $0.0001), Authorized - 40,000,000 shares, Issued and Outstanding - 0 and 32,163,538 shares at September 30, 2021 and December 31, 2020, respectively	-	3
Class C common stock (par value $0.0001), Authorized - 4,000,000 shares, Issued and Outstanding - 0 and 1,720,425 shares at September 30, 2021 and December 31, 2020, respectively	-	-
Class D common stock (par value $0.0001), Authorized - 32,000,000 shares, Issued and Outstanding - 3,783,074 and 2,390,870 shares at September 30, 2021 and December 31, 2020, respectively	-	-
Additional paid-in capital	4,221	-
Accumulated deficit attributable to Class A common stock	(585,967)	(675,209)
Accumulated other comprehensive (loss) income	(5,737)	1,045
Total EVO Payments, Inc. shareholders' deficit	(587,478)	(674,156)
Nonredeemable non-controlling interests	(164,366)	(185,062)
Total deficit	(751,844)	(859,218)
Total liabilities, redeemable non-controlling interests, redeemable preferred stock, and shareholders' deficit	$1,764,485	$1,757,721

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 3 - Condensed Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$11,079	$(8,028)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	63,562	64,116
Gain on sale of investment	-	(336)
Gain on investment in equity securities	(968)	(15,750)
Amortization of deferred financing costs	2,006	2,006
Loss on disposal of equipment and improvements	872	1,239
Share-based compensation expense	21,459	15,391
Impairment of intangible assets	-	782
Accrued interest expense	-	(4,127)
Deferred taxes, net	14,118	(1,086)
Other	365	469
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	3,048	1,039
Other receivables	3,091	7,898
Inventory	631	1,357
Other current assets	(1,439)	(1,937)
Operating lease right-of-use assets	4,912	6,199
Other assets	(2,777)	(674)
Related parties, net	(1,758)	(2,506)
Accounts payable	3,631	(6,707)
Accrued expenses	2,441	2,639
Settlement processing funds, net	(44,270)	12,788
Operating lease liabilities	(5,637)	(6,934)
Other	(2,310)	163
Net cash provided by operating activities	72,056	68,001
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(18,809)	-
Purchase of equipment and improvements	(25,929)	(12,719)
Acquisition of intangible assets	(6,871)	(5,023)
Return of capital on equity method investment	-	906
Collections of notes receivable	48	255
Net cash used in investing activities	(51,561)	(16,581)
Cash flows from financing activities:
Proceeds from long-term debt	5,083	185,250
Repayments of long-term debt	(11,461)	(316,659)
Deferred and contingent consideration paid	(484)	(1,992)
Repurchases of shares to satisfy minimum tax withholding	(4,463)	(1,243)
Proceeds from issuance of redeemable preferred stock	-	149,250
Redeemable preferred stock issuance costs	-	(1,660)
Proceeds from exercise of common stock options	7,668	5,521
Distributions to non-controlling interest holders	(10,914)	23
Contribution from non-controlling interest holders	1,487	-
Net cash (used in) provided by financing activities	(13,084)	18,490
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(9,708)	(120)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(2,297)	69,790
Cash, cash equivalents, and restricted cash, beginning of period	418,539	304,089
Cash, cash equivalents, and restricted cash, end of period	$416,242	$373,879

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 4 - Reconciliation of GAAP to Non-GAAP measures

(in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% change	2021	2020	% change

Revenue	$135,041	$116,976	15%	$363,456	$322,428	13%
Currency impact[1]	-	1,792	NM	-	9,266	NM
Currency-neutral revenue	$135,041	$118,768	14%	$363,456	$331,694	10%

Net income (loss)	$7,125	$14,585	(51%)	$11,079	$(8,028)	NM
Net income attributable to non-controlling interests in consolidated entities	(3,259)	(3,556)	8%	(6,484)	(5,644)	(15%)
Income tax expense	8,284	6,775	22%	19,859	4,699	323%
Interest expense, net	5,669	6,491	(13%)	17,258	23,059	(25%)
Depreciation and amortization	21,941	22,167	(1%)	63,562	64,116	(1%)
(Loss) gain on investment in equity securities	1,298	(15,750)	NM	(968)	(15,750)	94%
Share-based compensation	9,172	5,916	55%	21,459	15,391	39%
Transition, acquisition and integration costs[2]	1,132	3,735	(70%)	2,113	24,069	(91%)
Adjusted EBITDA	51,363	40,363	27%	127,880	101,912	25%
Currency impact[1]	-	762	NM	-	3,006	NM
Currency-neutral adjusted EBITDA	$51,363	$41,125	25%	$127,880	$104,918	22%

[1]	Represents the impact of currency shifts by adjusting prior year results to current period average foreign exchange rates for the currencies in which EVO conducts operations.
[2]	For the three months ended September 30, 2021, earnings adjustments include $1.1 million of transition, acquisition and integration related costs.
For the three months ended September 30, 2020, earnings adjustments include $0.8 million of employee termination benefits and $2.9 million of transition, acquisition and integration related costs.
For the nine months ended September 30, 2021, earnings adjustments include $2.1 million of transition, acquisition and integration related costs.
For the nine months ended September 30, 2020, earnings adjustments include $5.9 million of employee termination benefits,
$14.7 million of transition, acquisition and integration costs, $2.7 million adjustment for fx remeasurement losses on intercompany assets and liabilities, and a $0.8 million of intangible asset impairment of a tradename.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 5 - Segment Information (unaudited)

(dollar amount in thousands, transactions in millions)

	Three months ended September 30,
	2021	% of Segment revenue	Adjustments[1]	2021 Adjusted	2020	% of Segment revenue	Adjustments[2]	Foreign Exchange impact[3]	2020 Adjusted	Adjusted % change
Transactions
Americas	273.2				242.1					13%
Europe	886.9				747.5					19%
Total	1,160.1				989.6					17%

Segment revenue
Americas	$79,424	59%	$-	$79,424	$68,788	59%	$-	$1,946	$70,735	12%
Europe	55,617	41%	-	55,617	48,188	41%	-	(154)	48,033	16%
Revenue	135,041	100%	-	135,041	116,976	100%	-	1,792	118,768	14%

Segment profit
Americas	37,327		694	38,021	28,869		1,838	1,078	31,785	20%
Europe	22,086		1,282	23,368	34,446		(14,280)	(316)	19,850	18%
Total segment profit	59,413		1,976	61,388	63,315		(12,442)	762	51,635	19%
Corporate	(10,481)		455	(10,026)	(10,937)		427	-	(10,510)	5%
Total	$48,932		$2,431	$51,363	$52,378		$(12,015)	$762	$41,125	25%

Segment profit margin - Americas	47.0%			47.9%	42.0%				44.9%
Segment profit margin - Europe	39.7%			42.0%	71.5%				41.3%
Margin - Total	36.2%			38.0%	44.8%				34.6%
[1]	For the three months ended September 30, 2021, the Americas segment profit include $0.7 million of transition, acquisition and integration costs.
The Europe segment profit adjustments include a loss on investment in equity securities of $1.3 million and an immaterial amount of acquisition costs.
Corporate adjustments include $0.5 million of transition, acquisition, and integration related costs.
[2]	For the three months ended September 30, 2020, the Americas segment profit adjustments include $0.7 million of employee termination benefits, and $1.1 million of transition, acquisition an integration costs.
The Europe segment profit adjustments include $0.2 million of employee termination benefits, $1.3 million of transition, acquisition and integration costs, and a gain on investment in equity securities of $15.8 million.
[3]	Represents the impact of currency shifts by adjusting prior year results to current period average fx rates for the currencies in which EVO conducts operations.
Segment profit and Corporate exclude share-based compensation and therefore is not included in the Adjustments totals.
Segment profit margin is defined as segment profit divided by segment revenue. Total margin includes Corporate expenses.

	Nine Months Ended September 30,
	2021	% of Segment revenue	Adjustments[1]	2021 Adjusted	2020	% of Segment revenue	Adjustments[2]	Foreign Exchange impact[3]	2020 Adjusted	Adjusted % change
Transactions
Americas	779.7				717.4					9%
Europe	2,257.9				1,918.3					18%
Total	3,037.6				2,635.7					15%

Segment revenue
Americas	$226,830	62%	$-	$226,830	$201,612	63%	$-	$3,667	$205,279	10%
Europe	136,626	38%	-	136,626	120,816	37%	-	5,599	126,415	8%
Revenue	363,456	100%	-	363,456	322,428	100%	-	9,266	331,694	10%

Segment profit
Americas	105,084		760	105,844	71,649		11,696	1,862	85,208	24%
Europe	48,267		(961)	47,306	50,063		(7,584)	1,144	43,623	8%
Total segment profit	153,351		(201)	153,150	121,712		4,112	3,006	128,831	19%
Corporate	(26,618)		1,348	(25,270)	(28,119)		4,206	-	(23,913)	(6%)
Total	$126,732		$1,147	$127,880	$93,593		$8,319	$3,006	$104,918	22%
Segment profit margin - Americas	46.3%			46.7%	35.5%				41.5%
Segment profit margin - Europe	35.3%			34.6%	41.4%				34.5%
Margin - Total	34.9%			35.2%	29.0%				31.6%
[1]	For the nine months ended September 30, 2021, the Americas segment profit adjustments include $0.8 million of transition, acquisition and integration costs.
Europe segment profit adjustments include a gain on investment in equity securities of $1.0 million.
Corporate adjustments includes $1.3 million of transition, acquisition, and integration related costs.
[2]	For the nine months ended September 30, 2020, the Americas segment profit adjustments include $3.8 million of employee termination benefits,
$5.4 million of transition, acquisition an integration costs, $1.7 million adjustment for fx remeasurement losses on intercompany assets and liabilities, and $0.8 million intangible asset impairment of a tradename.
The Europe adjustments include $1.5 million in employee termination benefits, $5.7 million of transition, acquisition and integration costs,
$1.0 million adjustment for fx remeasurement losses on intercompany assets and liabilities and a gain on investment in equity securities of $15.8 million.
Corporate adjustments include $0.6 million in employee termination benefits and $3.6 million of transition, acquisition and integration costs.
[3]	Represents the impact of currency shifts by adjusting prior year results to current period average foreign exchange rates for the currencies in which EVO conducts operations.
Segment profit and Corporate exclude share-based compensation and therefore is not included in the Adjustments totals.
Segment profit margin is defined as segment profit divided by segment revenue. Total margin includes Corporate expenses.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 6 - Adjusted Net Income (unaudited)
Non-GAAP Reconciliation
(in thousands, except share and per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% change	2021	2020	% change

Net income (loss)	$7,125	$14,585	(51%)	$11,079	$(8,028)	NM
Net income attributable to non-controlling interests in consolidated entities	(3,259)	(3,556)	8%	(6,484)	(5,644)	(15%)
Income tax expense	8,284	6,775	22%	19,859	4,699	323%
(Loss) gain on investment in equity securities	1,298	(15,750)	NM	(968)	(15,750)	94%
Share-based compensation	9,172	5,916	55%	21,459	15,391	39%
Transition, acquisition and integration costs[1]	1,132	3,735	(70%)	2,113	24,069	(91%)
Acquisition intangible amortization[2]	9,558	11,409	(16%)	28,163	32,121	(12%)
Non-GAAP adjusted income before taxes	33,311	23,114	44%	75,222	46,857	61%
Income taxes at normalized tax rate[3]	(7,528)	(5,224)	(44%)	(17,000)	(10,590)	(61%)
Adjusted net income	$25,783	$17,890	44%	$58,222	$36,268	61%
Adjusted net income per share[4]	$0.27	$0.19	42%	$0.62	$0.41	51%
[1]	For the three months ended September 30, 2021, earnings adjustments include $1.1 million of transition, acquisition and integration related costs.
For the three months ended September 30, 2020, earnings adjustments include $0.8 million of employee termination benefits, and
$2.9 million of transition, acquisition and integration related costs.
For the nine months ended September 30, 2021, earnings adjustments include $2.1 million of transition, acquisition and integration related costs.
For the nine months ended September 30, 2020, earnings adjustments include $5.9 million of employee termination benefits,
$14.7 million of transition, acquisition and integration costs, $2.7 million adjustment for fx remeasurement losses on intercompany assets and liabilities, and $0.8 million intangible asset impairment of a tradename.
[2]	Represents amortization of intangible assets acquired through business combinations and other merchant portfolio and related asset acquisitions.
[3]	Normalized corporate income tax expense calculated using 22.6% for all periods.
[4]	Reflects pro forma weighted average shares for the period using GAAP weighted average common shares (equal to weighted average Class A common shares), plus weighted average Class B shares (prior to May 25, 2021), weighted average Blueapple common shares (following May 25, 2021, formerly Class B common shares), weighted average Class C shares (prior to May 25, 2021), weighted average Class D common shares (which, following May 25, 2021, include converted weighted average Class C common shares), weighted average preferred shares including paid-in-kind dividends, and dilutive equity awards measured under the treasury stock method.
	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
(share count in millions)	2021	2020	2021	2020
Class A (GAAP weighted average common stock)	47.4	41.7	47.0	41.4
Blueapple common shares (formerly Class B)	32.2	34.2	32.2	34.2
Class C	-	2.1	-	2.2
Class D	3.8	4.5	3.9	4.4
Stock options, RSUs, RSAs	1.1	1.0	1.2	0.7
Series A convertible preferred (if converted)	10.4	9.8	10.3	5.8
Pro forma weighted average shares	94.9	93.2	94.5	88.7

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 7 - Net Debt to Adjusted EBITDA Ratio
Non-GAAP Reconciliation
(in thousands)

	Year Ended	9 Months	9 Months	LTM[1]
	12/31/2020	9/30/2020	9/30/2021	9/30/2021
Net (loss) income	$(4,166)	$(8,028)	$11,079	$14,941
Net income attributable to non-controlling interests in consolidated entities	(7,189)	(5,644)	(6,484)	(8,029)
Income tax expense	13,122	4,699	19,859	28,282
Interest expense, net	28,988	23,059	17,258	23,187
Depreciation and amortization	85,924	64,116	63,562	85,370
Gain on investment in equity securities	(17,574)	(15,750)	(968)	(2,792)
Share-based compensation	20,664	15,391	21,459	26,733
Transition, acquisition and integration costs	26,832	24,069	2,113	4,876
Adjusted EBITDA	$146,601	$101,912	$127,880	$172,569

Ratio of Net Debt to LTM Adjusted EBITDA
				9/30/2021
Gross debt				$586,225
Less: available cash[2]				(204,776)
Net debt				$381,449
Leverage Ratio				2.2x

______________
[1]	Reflects last twelve months Adjusted EBITDA by taking full year 2020, less the nine months ended September 30, 2020, plus the nine months ended September 30, 2021 period. Amounts may differ due to rounding.
[2]	Available cash includes cash in transit from September 30, 2021 transaction date.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 8 - 2021 Outlook (unaudited)
Non-GAAP Reconciliation
($ in millions)

	2021 Outlook	2020 Actual	% Change

Revenue	$496 to $498	$439	13% - 14%

GAAP Net income / (loss)	$17 to $29	($4)
Adjustments[1]	158 to 150	151
Adjusted EBITDA	$175 to $179	$147	20% - 22%
Adjusted EBITDA margin	35.3% to 35.9%	33.4%	200 bps to 250 bps
[1]	Represents an estimated range of adjustments to reconcile GAAP net income (loss) to adjusted EBITDA, a non-GAAP measure.
These adjustments include a) net income attributable to non-controlling interests in consolidated entities, b) income tax expense,
c) net interest expense, d) depreciation and amortization, e) gain on investment in equity securities, f) share-based compensation, and g) costs related to transition, acquisition or integration activities. Differences may exist due to rounding.
Estimates of these adjustments used in the forward-looking measures are subject to variability, complexity and limited visibility of these items. Amounts may differ due to rounding.

Contacts

EVO Payments, Inc.
Sarah Jane Schneider
Investor Relations & Corporate Communications Manager
770-709-7365
investor.relations@evopayments.com